UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

August 7, 2006
Date of Report (Date of earliest event reported)

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation or organization)	Commission File Number 1-6560	34-0728587 (I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_____________________________

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS:

Certain statements in this filing contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘will’’ and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to finance and successfully operate our retail businesses; our ability to accurately predict demand for our products; our ability to receive timely deliveries from vendors; our ability to raise cash to meet seasonal demands; our dependence on the retail and aerospace industries; our ability to maintain customer satisfaction and deliver products of quality; our ability to properly assess our competition; our ability to improve our operations to profitability status; our ability to liquidate non-core assets to meet cash needs; our ability to attract and retain highly qualified executive management; our ability to achieve and execute internal business plans; weather conditions in Europe during peak business season and on weekends; labor disputes; competition; foreign currency fluctuations; worldwide political instability and economic growth; military conflicts, including terrorist activities; infectious diseases; new legislation which may cause us to be required to fund our pension plan earlier than we had expected; and the impact of any economic downturns and inflation.

If one or more of these and other risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

Item 8.01 Other Events.

On August 7, 2006, The Fairchild Corporation (“the Company”) announced that FA Holdings, LLC, a Delaware limited liability company led by Philip Sassower, Chairman of The Phoenix Group LLC, and Jeffrey Steiner, Chairman and Chief Executive Officer of the Company, has made a proposal to acquire all of the outstanding shares of the Company for $2.73 per share in cash.

The Board of Directors of the Company had previously formed a Special Committee of independent directors to consider any proposal received. The Committee has retained independent financial advisors and legal counsel to assist it in its work. The Board of Directors cautions the Company’s stockholders and others considering trading in its securities that the Board has just received the proposal and no decisions have been made by the Board with respect to the Company’s response to the proposal. There can be no assurance that any definitive agreement will be executed or that any transaction will be approved or consummated.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated into the Item 8.01 by reference. A copy of the proposal received by the Company is filed as Exhibit 99.2 to this Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statement and Exhibits

(d)	Exhibits

The following are filed as exhibits to this report:

99.1	Press Release, dated August 7, 2006, issued by the Company.
99.2	Proposal received by the Company from FA Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated August 8, 2006

THE FAIRCHILD CORPORATION

By:      /s/ DONALD E. MILLER
Name: Donald E. Miller
Title:    Executive Vice President,
                       Corporate Secretary and General Counsel